UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2014
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 13, 2014, Ameresco, Inc. (“we” or the “Company”) announced its financial results for the quarter and fiscal year ended December 31, 2013. The Company also posted prepared remarks with respect to its fourth quarter and full year results on the Investor Relations section of its website at www.ameresco.com. The full text of the press release and the prepared remarks issued in connection with the announcement are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.
The information in this Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On March 12, 2014, we amended our senior secured credit facility as follows: (i) to increase the margins added to Bank of America’s prime rate or the one-, two- three- or six-month London interbank deposit rate (“LIBOR”), as applicable, in determining the interest rate by 25 basis points to 0.50% and 2.00%, respectively; (ii) to waive compliance with the minimum EBITDA covenant for the four consecutive fiscal quarters ended December 31, 2013; (iii) to reduce the required minimum EBITDA amount to $16.5 million for the four consecutive fiscal quarters ended March 31, 2014, $22.0 million for the four consecutive fiscal quarters ended June 30, 2014, $24.0 million for the four consecutive fiscal quarters ended September 30, 2014, and $27.0 million for the four consecutive fiscal quarters ended December 31, 2014 and thereafter; (iv) to increase the maximum ratio of total funded debt to EBITDA as of the end of each fiscal quarter to 2.5 to 1.0 for March 31, 2014 and 2.25 to 1.0 for June 30, 2014, returning to 2.0 to 1.0 for September 30, 2014 and thereafter; and (v) to reduce the minimum ratio of cash flow to debt service to 1.25 to 1.0 for the four fiscal quarters ended March 31, 2014, returning to 1.5 to 1.0 for the four fiscal quarters ended June 30, 2014 and thereafter.
For purposes of our senior secured facility:  EBITDA excludes the results of certain renewable energy projects that we own and for which financing from others remains outstanding; total funded debt includes amounts outstanding under both the term loan and revolver portions of our senior secured credit facility plus other indebtedness, but excludes non-recourse indebtedness of project company subsidiaries; cash flow is based on EBITDA as used in the facility, less capital expenditures (other than by project company subsidiaries that are not guarantors under the facility), certain taxes, and dividends and other distributions; and debt service includes principal and interest payments on the indebtedness included in total funded debt other than principal payments on the revolver portion of the facility. See Exhibit 10.1 to our Form 8-K dated June 30, 2011 and filed with the SEC on July 7, 2011 for the definitions of EBITDA, cash flow and debt service, as well as Exhibit 10.2.3 to our annual report on Form 10-K for the year ended December 31, 2012 and filed with the SEC on March 18, 2013 for the definition of total funded debt.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: March 13, 2014	By:	/s/ Andrew B. Spence
Andrew B. Spence
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on March 13, 2014
99.2	Prepared Remarks dated as of March 13, 2014